Exhibit 99.1

Citigroup Inc.

Issue of CHF 300,000,000 0.750% Notes due 2 April 2026

under the

U.S.$110,000,000,000

Programme for the issuance of Euro Medium-Term Notes, Series C

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Specified Currency:	Swiss Francs (“CHF”)

2.	Aggregate Nominal Amount:	CHF 300,000,000

3.	Issue Price:	100.734 per cent. of the Aggregate Nominal Amount

4.	(i) Specified Denominations:	CHF 5,000 and integral multiples of CHF 5,000 in excess thereof

	(ii) Calculation Amount:	CHF 5,000

5.	Issue Date:	2 April 2019

6.	Maturity Date:	2 April 2026

7.	Interest Basis:	0.750% Fixed Rate

(further particulars specified below)

8.	Redemption/Payment Basis:	Redemption at par

9.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

10.	Fixed Rate Note Provisions:	Applicable

	(i) Rate of Interest:	0.750 per cent. per annum payable annually in arrear

	(ii) Interest Payment Date(s):	2 April in each year from, and including, 2 April 2020 to, and including, 2 April 2026, not adjusted

	(iii) Fixed Interest Amount:	CHF 37.50 per Calculation Amount

	(iv) Day Count Fraction:	30/360

11.	Call Option:	Applicable for taxation reasons only

12.	Final Redemption Amount:	CHF 5,000 per Calculation Amount

13.	Early Redemption Amount:

	Early Redemption Amount(s) per Calculation Amount payable on redemption for taxation reasons or on event of default or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):	CHF 5,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

14.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	Zurich, London, New York

15.	Substitution provisions:	The provisions in Condition 23 (Substitution of the Issuer) are applicable.

16.	Listing:	SIX Swiss Exchange Ltd

17.	ISIN Code:	CH0467182405

18.	Swiss Security Number:	46.718.240

19.	Common Code:	196885552